UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2016

Carter Validus Mission Critical REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4890 West Kennedy Blvd.

Suite 650

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

On January 20, 2016, the board of directors of Carter Validus Mission Critical REIT II, Inc. (the “Company”) approved and authorized a daily distribution to the Company’s Class T stockholders of record as of the close of business on each day of the period commencing on January 21, 2016 and ending February 29, 2016. The distributions for the period beginning on January 21, 2016 and ending on January 31, 2016 will be calculated based on 366 days in the calendar year and will be equal to $0.001487049 per share of Class T common stock, assuming a purchase price of $9.574 per share. The amount of distributions for February 2016 will be calculated based on 366 days in the calendar year and will be equal to $0.001487049 per share of Class T common stock, assuming a purchase price of $9.574 per share, as adjusted on a daily basis to take into account shares of Class T common stock issued pursuant to the Company’s distribution reinvestment plan for which distribution and servicing fees are not paid. The distributions for each record date in January 2016 and February 2016 will be paid in February 2016 and March 2016, respectively. The distributions will be payable to stockholders from legally available funds therefor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT II, Inc.

Dated: January 22, 2016	By:	/s/ Todd M. Sakow
Name: Todd M. Sakow
Title: Chief Financial Officer